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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers

New York, New York
June 10, 1999